                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



                       Date of Report - August 28, 1997
               Date of earliest event reported - August 15, 1997



                         FULTON FINANCIAL CORPORATION
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)


       Pennsylvania                  0-10587               23-2195389
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 (State or other jurisdiction      (Commission          (IRS Employer
 of incorporation)                  File Number)         Identification
                                                         Number)


One Penn Square, P.O. Box 4887, Lancaster, PA      17604
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 (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (717) 291-2411
                                                   --------------
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Item 5.  Other Events
---------------------

(a) On August 15, 1997, Fulton Financial Corporation ("FFC") and Keystone Heritage Group, Inc. ("KHG") entered into a Merger Agreement (the "Agreement"), under the terms of which (i) KHG will be merged with and into FFC (the "Merger"), and (ii) all of the outstanding shares of the common stock of KHG, par value $5.00 per share ("KHG Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). FFC has total assets of approximately $4.2 billion, and KHG has total assets of approximately $634 million. Assuming that the Merger is consummated, FFC anticipates that Lebanon Valley National Bank, KHG's sole banking subsidiary, will merge with an existing bank subsidiary of FFC and the resulting bank from such merger will transfer certain of its branch offices to other existing bank subsidiaries of FFC.

     Under the terms of the Agreement, shares of KHG Common Stock will be exchanged for shares of FFC Common Stock on the effective date of the Merger based on a conversion ratio of 1.83 shares of FFC Common Stock for each share of KHG Common Stock outstanding. There are 3,951,583 shares of KHG Common Stock outstanding. By separate Warrant Agreement, FFC will have the right to acquire 981,740 shares of KHG Common Stock under certain conditions.

     The KHG Common Stock is traded on the American Stock Exchange under the symbol "KHG". The closing sale price for KHG Common Stock on the American Stock Exchange was $36.75 on August 14, 1997 (the day prior to the public announcement of the Merger). The closing bid price for FFC Common Stock on the NASDAQ over-the-counter market was $28.875 on August 14, 1997.

     Consummation of the Agreement is subject to various conditions, including, among others, (i) the approval of the Merger by the Federal Reserve Board, and the Pennsylvania Department of Banking, (ii) the approval of the Merger by the shareholders of KHG, and (iii) the absence of any material adverse change in the financial condition or operating results of KHG.

     Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the first or second quarter of 1998. It is also anticipated that the transaction will be accounted for as a pooling-of-interests for financial reporting purposes.

     Pursuant to General Instruction F to Form 8-K, the Press Release dated August 15, 1997 announcing execution of the Agreement attached to this Current Report as Exhibit 1 is hereby incorporated herein by reference.

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Item 7.  Financial Statement and Exhibits.
-----------------------------------------

     The following exhibits are attached to this Current Report.

     1.   Press Release dated August 15, 1997.

     2. Merger Agreement between Fulton Financial Corporation and Keystone Heritage Group, Inc. dated as of August 15, 1997.

     3. Warrant Agreement between Fulton Financial Corporation and Keystone Heritage Group, Inc. dated as of August 15, 1997.

     4.   Warrant dated as of August 15, 1997.


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                                   SIGNATURES
                                   ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, Fulton Financial Corporation has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.


                              FULTON FINANCIAL CORPORATION


                              By: /s/ Rufus A. Fulton, Jr.,
                                 ---------------------------------
                                    Rufus A. Fulton, Jr.,
                                    President and Chief Executive
                                     Officer

Date:  August 28, 1997


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